SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement.
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒  Definitive Proxy Statement.
☐  Definitive Additional Materials.
☐  Soliciting Material Pursuant to Section 240.14a-12.

LIFEPOINT HOSPITALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Stockholders:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of LifePoint Hospitals, Inc., which is to be held on Wednesday, May 21, 2003, at 10:00 a.m. local time at the Nashville City Center, 511 Union Street, 27th Floor, Nashville, Tennessee 37219. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.

     The Annual Meeting will be simultaneously broadcast over the Internet. The listen-only web-simulcast of the Annual Meeting will be available through the Company’s website, www.lifepointhospitals.com, and will be available for replay for 30 days after the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, the Company would greatly appreciate your efforts to return the proxy card in the enclosed, postage paid envelope as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

     We look forward to seeing you at the Annual Meeting.

Sincerely yours,

KENNETH C. DONAHEY Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN AND DATE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT/INTRODUCTION
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
CONTINUING DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS
AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN
RATIFICATION OF INDEPENDENT AUDITORS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT AND COMPLIANCE COMMITTEE REPORT
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
COMPARATIVE PERFORMANCE
CERTAIN TRANSACTIONS
GENERAL INFORMATION
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, May 21, 2003
____________________

To the Stockholders of LifePoint Hospitals, Inc.:	April 15, 2003

     The 2003 Annual Meeting of Stockholders of LifePoint Hospitals, Inc. (the “Company”) will be held on Wednesday, May 21, 2003, at 10:00 a.m. local time at the Nashville City Center, 511 Union Street, 27th Floor, Nashville, Tennessee 37219 (the “Annual Meeting”) for the following purposes:

(1)	To elect three (3) nominees as Class I directors of the Company;

(2)	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares available for issuance under the Plan from 100,000 to 300,000;

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2003 fiscal year; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 28, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     The enclosed Proxy Statement contains more information regarding matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

By Order of the Board of Directors,

WILLIAM F. CARPENTER III Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON, IF YOU SO DESIRE.

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, TN 37027
____________________

PROXY STATEMENT
____________________

Annual Meeting of Stockholders
to be held May 21, 2003
____________________

INTRODUCTION

     This Proxy Statement is furnished to the holders of common stock (“Common Stock”) of LifePoint Hospitals, Inc. (the “Company” or “LifePoint”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2003 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 21, 2003, at 10:00 a.m. local time at the Nashville City Center, 511 Union Street, 27th Floor, Nashville, Tennessee 37219, and at any adjournments or postponements thereof.

     Only the holders of Common Stock of record at the close of business on March 28, 2003 will be entitled to vote at the Annual Meeting. On such date, 39,598,047 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about April 15, 2003.

     All shares of Common Stock represented at the Annual Meeting by properly completed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in the following manner:

(1)	FOR the election of all nominees as directors of the Company;

(2)	FOR the approval of the amendment to the Company’s Employee Stock Purchase Plan; and

(3)	FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

     Any stockholder voting by proxy may revoke the proxy at any time before it is exercised by doing any one of the following: (1) by delivering a written notice of the revocation to the Secretary of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 prior to the Annual Meeting; (2) by submitting a valid proxy with a later date; or (3) by attending the Annual Meeting and voting in person by written ballot.

Quorum and Voting Requirements

     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Company presiding over the Annual Meeting, or by the Board of Directors.

     Directors shall be elected by a plurality of votes of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not have the effect of voting in opposition to a director.

     All matters other than the election of directors shall be determined based upon the vote of the majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions will have the effect of a vote against such proposals. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.

Expenses and Solicitation

     The Company will pay all expenses of the Annual Meeting, including the cost of soliciting proxies. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.

Annual Report to Stockholders

     A copy of the Company’s 2002 Annual Report to Stockholders is enclosed. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. Requests should be directed to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Investor Relations, (615) 372-8500. The Company’s 2002 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2002 are also available through the Company’s website at www.lifepointhospitals.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.

Corporate Governance, Code of Conduct, Code of Ethics and Committee Charters

     The Company implemented a Code of Conduct when the Company was formed in 1999 that provides guidance to all employees and assists the Company in carrying out the Company’s daily activities with appropriate ethical and legal standards. Although the Code of Conduct governs all of the Company’s employees, including the Company’s Chief Executive Officer and senior financial officers, the Company has taken a number of additional steps to promote and protect the interests of stockholders during the past year. In light of the requirement contained in the Sarbanes-Oxley Act of 2002 that each public company adopt a code of ethics for senior financial officers, including the chief executive officer, the Company’s Board of Directors adopted a new Code of Ethics for Senior Financial Officers and Chief Executive Officer. The Company’s Code of Ethics specifically addresses the unique role of these officers in corporate governance. The Code of Ethics provides principles to which these officers are expected to adhere and which they are expected to advocate. Each of the topics covered in the Code of Ethics is also addressed in the Company’s Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Conduct. The Board of Directors has appointed a Corporate Governance Officer and is considering corporate governance standards which will be published on the Company’s website upon Board approval. The responsibilities of the Company’s Nominating Committee have been expanded to include corporate governance responsibilities, and the committee has been renamed the Corporate Governance and Nominating Committee, the activities of which are described in more detail under the caption “Election of Directors” below. In addition, the charters of the Company’s Audit and Compliance Committee and of the Compensation Committee have been amended and a charter for the Corporate Governance and Nominating Committee was adopted, copies of which are attached hereto as appendices.

ELECTION OF DIRECTORS

(Proposal 1)

     On December 16, 2002, in accordance with the Company’s certificate of incorporation, the Board of Directors increased the number of members of the Board of Directors from six to seven. In connection with the increase in the size of the Board, Owen G. Shell, Jr. was selected by the Corporate Governance and Nominating Committee and approved by the Board of Directors to fill the vacancy created in the Board of Directors and to serve as a Class I Director until the 2003 Annual Meeting of Stockholders. The certificate of incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. Upon the recommendation of the Corporate Governance and Nominating Committee, which consists entirely of independent directors, the Board of Directors has nominated the three individuals named below under the caption “Nominees for Election” for election as directors to serve until the Annual Meeting of Stockholders in 2006 or until their successors have been elected and qualified.

Required Vote

     Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. The Company’s certificate of incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.

NOMINEES FOR ELECTION

CLASS I – TERM WILL EXPIRE IN 2006

Ricki Tigert Helfer
Age — 58
Director since May 1999

     Since June 1997, Ricki Tigert Helfer has been a banking consultant with Financial Regulation and Reform International. From January 2000 until August 2000, Ms. Helfer was an Associate Professor of Law at American University’s Washington College of Law. Ms. Helfer was a non-resident Senior Fellow at the Brookings Institution from February 1998 to July 1999. From 1997 through 1999, Ms. Helfer served a two-year term as a Governor of the Philadelphia Stock Exchange and served as the chair of its Audit Committee from 1998 through 1999. She was the Chairman of the Board of Directors and Chief Executive Officer of the Federal Deposit Insurance Corporation from October 1994 to June 1997.

John E. Maupin, Jr., D.D.S.
Age — 56
Director since May 1999

     John E. Maupin, Jr., D.D.S. has been the President of Meharry Medical College since July 1994 and served as the Executive Vice President of Morehouse School of Medicine prior thereto. Dr. Maupin is a director of Pinnacle Financial Partners, Inc., VALIC Company I and VALIC Company II.

Owen G. Shell, Jr.
Age — 66
Director since December 2002

     Owen G. Shell, Jr. served as President of the Asset Management Group of Bank of America from 1995 until his retirement in 2001. From 1986 through 1995, Mr. Shell served as the President of Bank of America for the Tennessee region. From 1979 through 1986, Mr. Shell held several positions, including Chairman, President and Chief Executive Officer, with First American National Bank, Nashville.

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors until the Annual Meeting of Stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class II and Class III directors. The following shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS II – TERM WILL EXPIRE IN 2004

DeWitt Ezell, Jr.
Age — 64
Director since May 1999

     DeWitt Ezell, Jr. served as State President of Tennessee, BellSouth Corporation, a communications services company, from January 1995 until his retirement on April 30, 1999. Mr. Ezell is a director of BlueCross BlueShield of Tennessee.

William V. Lapham
Age — 64
Director since May 1999

     William V. Lapham served as a partner at Ernst & Young LLP for 26 years until his retirement on September 30, 1998. Mr. Lapham acted as Chief Financial Officer of Uptons Department Stores, a division of American Retail Group, a private retail clothing company, from January 1999 to June 1999. Mr. Lapham is a director of Renal Care Group, Inc. and Avado Brands, Inc. and serves as the audit committee chairman for each company.

CLASS III – TERM WILL EXPIRE IN 2005

Kenneth C. Donahey
Age — 52
Director since June 2001

     Kenneth C. Donahey has been the Chairman, Chief Executive Officer and President of the Company since his appointment to those positions on June 25, 2001. Mr. Donahey served as Executive Vice President and Chief Financial Officer of the Company from March 4, 2001 until June 25, 2001 and as Senior Vice President and Chief Financial Officer from May 11, 1999 until March 4, 2001. From November 5, 1998 until May 11, 1999, Mr. Donahey served as Senior Vice President and Chief Financial Officer of the America Group of HCA Inc., a health services company. Prior to that time, Mr. Donahey served in various financial positions with HCA and its predecessor.

Richard H. Evans
Age — 58
Director since June 2000

     Richard H. Evans has been the Chief Executive Officer of Evans Holdings, a real estate investment and real estate services company, since July 1999. From November 1996 to April 1998, Mr. Evans served as President and Chief Executive Officer for Huizenga Sports and Entertainment Group, and President and Chief Operating Officer of Florida Panthers Holdings, each a sports and entertainment ownership and management company. Prior to that time, Mr. Evans was Chief Operating Officer of Gaylord Entertainment Company, a diversified entertainment, communications and hospitality company.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings of the Board of Directors

     The Board of Directors held five meetings during 2002, including regular and special meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors and committees thereof on which the director serves, except Mr. Shell who was appointed to the Board of Directors in December 2002.

Committees of the Board of Directors

     The Board of Directors has three standing committees: an Audit and Compliance Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

     Audit and Compliance Committee

     The members of the Audit and Compliance Committee are Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell, Lapham and Shell, with Mr. Lapham serving as chair. All of the members of the Audit and Compliance Committee are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards). The Board has determined that William V. Lapham, Chairman of the Audit and Compliance Committee, is an “audit committee financial expert,” as defined by rules adopted by the Securities and Exchange Commission. Pursuant to its Charter, the Audit and Compliance Committee selects the Company’s independent auditors and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent auditors. The Audit and Compliance Committee monitors the Company’s systems of internal controls regarding finance, accounting, legal and corporate compliance, reviews and approves the Company’s internal audit activities, reviews the Company’s accounting procedures and controls and reviews the Company’s annual consolidated financial statements. The Committee also monitors adherence to the Company’s regulatory compliance program. During 2002, the Audit and Compliance Committee held five meetings. In addition, the Committee held quarterly meetings to review the Company’s quarterly financial results and its quarterly earnings releases, in each case prior to public release.

     Compensation Committee

     The members of the Compensation Committee are Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell, Lapham and Shell, with Mr. Ezell serving as chair. The Compensation Committee is responsible for approving compensation arrangements for the executive officers of the Company, reviewing compensation plans relating to executive officers, approving grants of options and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. During 2002, the Compensation Committee held five meetings.

     Corporate Governance and Nominating Committee

     The members of the Corporate Governance and Nominating Committee are Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell, Lapham and Shell, with Mr. Ezell serving as chair. In February 2003, the Board of Directors approved a recommendation from the Committee to convert the existing Nominating Committee to a Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews the qualifications of prospective Board members and recommends nominations to the Board of Directors for election of directors at each annual meeting of stockholders. The Corporate Governance and Nominating Committee will also take a leadership role in shaping the corporate governance standards of the Company, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance standards and practices that should apply to the Company. The Corporate Governance and Nominating Committee will consider nominees recommended by a stockholder if the procedures set forth below under “General Information-Stockholder Nominations and Proposals” are followed. During 2002, the Corporate Governance and Nominating Committee held two meetings.

Compensation of Directors

     The Company’s Chairman of the Board, Mr. Donahey, receives no additional compensation, beyond that which he receives as an officer of the Company, for serving on the Company’s Board of Directors. Mr. Donahey does not serve on any committee of the Board of Directors. In May 2002, the Board of Directors approved an annual retainer of $20,000 for outside directors who are neither officers nor employees of the Company. Prior to May 2002, the annual retainer for outside directors was $18,000. The outside directors receive $1,500 for each Board meeting attended. Committee members receive a fee of $1,000 for attendance at each committee meeting not held on the same day as a meeting of the Board of Directors; provided, that the maximum amount payable to a committee member for attending committee meetings on any single day is $1,000 without regard to the number of committee meetings held on that day. The members of the Audit and Compliance Committee receive a fee of $500 for attendance at each quarterly meeting to review financial information prior to the Company’s release of earnings. The chairperson of each committee receives an additional fee of $500 for presiding over each committee meeting. Outside directors are also reimbursed for expenses incurred relating to attendance at meetings.

     Under the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the “Outside Directors Plan”), each non-employee director may elect to receive, in lieu of all or any portion, in multiples of 25%, of such director’s annual retainer, deferred stock units, the payout of which, at the election of the director, may be deferred for two years or until such director ceases to be a member of the Board of Directors. The payment of deferred stock units will be made through the issuance of a stock certificate for a number of shares of Common Stock equal to the number of deferred stock units.

     Pursuant to the Outside Directors Plan, each non-employee director receives an annual grant of options, as of a date selected by the Board of Directors, to acquire a number of shares determined by the Board of Directors, exercisable at the fair market value of Common Stock on the date of grant. The annual options become exercisable as to one-third of the shares covered by the option on the date of grant and each of the two next succeeding anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. Upon the occurrence of a change in control of the Company, each outstanding option shall become fully and immediately exercisable.

     On May 15, 2002, Ms. Helfer, Dr. Maupin, Messrs. Evans, Ezell and Lapham each received a grant of options to acquire 4,000 shares of Common Stock, exercisable at $38.17 per share, the fair market value of Common Stock on the date of the grant. These options were exercisable as to 1,334 of the shares covered by the option on the date of grant and will become exercisable as to 1,333 shares on May 15, 2003 and 1,333 shares on May 15, 2004. Mr. Shell joined the Board on December 16, 2002 and received an initial grant of options, pursuant to the Outside Directors Plan, to acquire 6,000 shares of Common Stock, exercisable at $31.05 per share, the fair market value of Common Stock on the date of grant. These options become exercisable as to all of the shares covered by the options on the third anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

The Board of Directors recommends that the stockholders
vote FOR the election of the proposed
Class I nominees to the Board of Directors.

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

(Proposal 2)

     The Board of Directors adopted, and the stockholders approved, the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), effective January 1, 2002. The Board of Directors is hereby proposing to the stockholders an amendment to the Employee Stock Purchase Plan (the “Amendment”), a copy of which is attached as Appendix A. If approved, the Amendment will increase by 200,000 shares the number of authorized shares of Common Stock available for issuance in accordance with the Employee Stock Purchase Plan.

     The Amendment will become effective upon the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present.

Description of the Employee Stock Purchase Plan

     Summary. The Employee Stock Purchase Plan is administered by the Compensation Committee of the Company’s Board of Directors and is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. A total of 100,000 shares of Common Stock were originally authorized for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will continue indefinitely until its shares are depleted or it is terminated by the Board of Directors. The Employee Stock Purchase Plan can be amended by the Board of Directors, except that any amendment that increases the number of shares available for issuance or that changes the class of employees eligible to participate in the Employee Stock Purchase Plan must be approved by the stockholders within 12 months.

     Purpose. The purpose of the Employee Stock Purchase Plan is to allow employees of the Company and its subsidiaries to acquire an equity interest in the Company through the acquisition of Common Stock by payroll deductions.

     Eligibility. All employees of the Company are eligible to participate in the Employee Stock Purchase Plan after three months of employment, except: (i) employees who are regularly scheduled to work less than 20 hours per week; (ii) employees who are regularly scheduled to work fewer than five months during the year; and (iii) employees who own 5% or more of the voting power or the value of all classes of the Company’s capital stock. On January 1, 2003, approximately 6,200 employees were eligible to participate in the Employee Stock Purchase Plan. No member of the Compensation Committee, nor any other non-employee member of the Board of Directors, is eligible to participate.

     Awards. On January 1 and July 1 of each year (each a “Grant Date”), each eligible employee who elects to participate in the Employee Stock Purchase Plan is granted an option to purchase shares of Common Stock six months after the Grant Date (the “Exercise Date”). The purchase price is 85% of the market value of the Common Stock on either the Grant Date or the Exercise Date, whichever value is lower. This right is limited to the lesser of: (i) 10% of the eligible, participating employee’s compensation during the six-month period, or (ii) $25,000 per calendar year, based on the fair market value of the Common Stock on the applicable Grant Date.

     Exercise. Each eligible employee who elects to participate in the Employee Stock Purchase Plan must pay the purchase price in advance through payroll deductions. Deductions are accumulated without interest. Any amounts remaining after deducting the purchase price on an Exercise Date will generally be refunded to the employee. No fees or commissions are charged to purchase stock under the Employee Stock Purchase Plan. The Company receives the proceeds from the sale of stock under the plan. The Employee Stock Purchase Plan does not hold any funds, security or property, and the

Employee Stock Purchase Plan does not provide for the creation of liens on an interest of any participating employee thereunder.

     Termination. An employee’s right to participate in the Employee Stock Purchase Plan expires on termination of employment, unless termination is the result of death or disability. However, the participating employee or the personal representative of his estate may terminate participation earlier by giving written notice to the Compensation Committee prior to the next Exercise Date. Any accumulated payroll deductions that remain after such termination will be refunded to the employee.

Description of Proposed Amendment

     The Amendment provides for an increase in the number of shares of Common Stock available for issuance under the Employee Stock Purchase Plan from 100,000 to 300,000. The full text of the Amendment is attached as Appendix A.

     Approximately 60,000 shares of Common Stock remained available for purchase through the Employee Stock Purchase Plan as of January 1, 2003. Based on Company estimates, these shares may be exhausted prior to the 2004 Annual Meeting of Stockholders. The purpose of the Amendment is to increase the shares of Common Stock available under the Employee Stock Purchase Plan to allow the Company to effectively use the Employee Stock Purchase Plan beyond such date.

Federal Income Tax Consequences

     Generally, neither the grant nor the exercise of an option under the Employee Stock Purchase Plan will result in taxable income to a participating employee or a tax deduction to the Company. Taxation is determined at the time the Common Stock acquired under the Employee Stock Purchase Plan is sold. If the Common Stock is sold at least two years after the applicable Grant Date and at least one year after the Exercise Date, the employee will recognize ordinary income equal to the fair market value of the Common Stock at the Grant Date, less the purchase price paid under the Employee Stock Purchase Plan, or, if less, the Common Stock’s fair market value at the time of sale. For purposes of calculating capital gains on the sale, the employee will have a tax basis that consists of the purchase price paid to acquire the Common Stock plus the amount of ordinary income recognized on the sale. Capital gains tax treatment applies to any additional gain above this tax basis or any loss on the sale. Reduced capital gains rates apply if the Common Stock is held for at least five years.

     An employee who disposes of the Common Stock before satisfying the holding periods described above will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the price paid for the Common Stock and its fair market value on the Exercise Date. The employee will also be subject to tax on the capital gain, if any, on the sale. For this purpose, the employee’s basis in the Common Stock after a disqualifying disposition is the Common Stock’s fair market value on the Exercise Date.

     Generally, the Company is entitled to a tax deduction upon the occurrence of a disqualifying disposition for the amount of ordinary income recognized by the employee.

New Plan Benefits

     The number of shares that may be purchased by a participant under the Employee Stock Purchase Plan is determined at the election of each participant. The value of the Common Stock purchased by Employee Stock Purchase Plan participants will vary based on the fair market value of the Common Stock on the Grant Date and the Exercise Date. Accordingly, the number of shares that will be purchased in the future is not currently determinable.

Registration under the Securities Act of 1933

     The Company intends to register the additional shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan on a Registration Statement on Form S-8 following approval of the Amendment by the stockholders.

The Board of Directors recommends that the stockholders
vote FOR approval of the Amendment to the
Company’s Employee Stock Purchase Plan.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal 3)

     The Company’s Audit and Compliance Committee has selected Ernst & Young LLP to be the Company’s independent auditors for 2003.

     The Company is seeking an affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the appointment of the independent auditors. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit and Compliance Committee will reconsider the selection.

     It is anticipated that representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

     Ernst & Young LLP audited our financial statements for the year ended December 31, 2002. The table below provides information concerning fees for which we were billed in the last two fiscal years for services rendered by Ernst & Young LLP.

	Amount of Fees

Description of Fees	2001	2002

Audit Fees	$625,200	$615,000
Audit – Related Fees	21,100	52,900
Tax Fees:
Compliance	35,000	135,300
Other Tax Advice and Consultation	173,900	328,600
All Other Fees:
HIPAA Consulting	—	147,600
IRO Services	50,000	88,900
Miscellaneous Fees	23,600	26,600

Total	$928,800	$1,394,900

     Audit Fees – These fees were primarily for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s consolidated annual financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2002 and 2001. The fees also include audits of subsidiaries, as well as comfort letters and consents related to securities offerings and Securities and Exchange Commission filings.

     Audit-Related Fees – These fees were primarily for services rendered by Ernst & Young LLP for matters such as audits of employee benefit plans, agreed-upon procedures and consultation on accounting standards or transactions.

     Tax Fees – These fees were for services rendered by Ernst & Young LLP for assistance with compliance regarding tax filings and also for other tax advice and consultation.

     All Other Fees – Other fees paid to Ernst & Young LLP relate primarily to consulting fees relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and fees relating to internal review organization (IRO) billing and compliance services.

     The Audit and Compliance Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Ernst & Young LLP. None of these services are of a type that were prohibited under the independent auditor independence standards of the Securities and Exchange Commission or would be prohibited by the more rigorous standards adopted in January 2003.

     The Audit and Compliance Committee has implemented procedures to ensure all audit and non-audit services provided by our independent auditors are pre-approved by the Audit and Compliance Committee. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. The Audit and Compliance Committee also authorized Mr. Lapham, the Chairman of the Audit and Compliance Committee, to pre-approve on an interim basis new or additional audit or permitted non-audit services (in an amount not to exceed $20,000 in each instance) to be provided by Ernst & Young LLP and not previously approved by the Audit and Compliance Committee, subject to ratification of such pre-approval by the full Audit and Compliance Committee at its next scheduled meeting.

The Board of Directors recommends that the stockholders
vote FOR the selection of Ernst & Young LLP
as the Company’s independent auditors
for fiscal year 2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 28, 2003 (unless otherwise indicated) by (i) each director, nominee for director and executive officer of the Company who owns Common Stock, (ii) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

	Number of	Percent of
Name of Beneficial Owner	Shares	Class

FMR Corp. (1)	4,030,232	10.2%
U.S. Trust Corporation (2)	2,719,475	6.9%
American Express Financial Corporation (3)	2,118,138	5.4%
Kenneth C. Donahey (4)(5)	560,959	1.4%
William F. Carpenter III (4)(5)	384,880	*
Daniel S. Slipkovich (4)(5)(6)	249,600	*
Neil D. Hemphill (4)(5)	249,063	*
William M. Gracey (4)(5)(7)	186,905	*
Michael J. Culotta (4)	72,033	*
Joné Law Koford (4)(5)	56,832	*
DeWitt Ezell, Jr. (4)(8)	23,811	*
Todd J. Kerr (4)(5)	23,228	*
William V. Lapham (4)(9)	21,137	*
Ricki Tigert Helfer (4)(8)	21,127	*
John E. Maupin, Jr., D.D.S. (4)(8)	20,294	*
Richard H. Evans (4)(8)	11,354	*
Owen G. Shell	4,000	*
Gary D. Willis	—	*
All directors and executive officers as a group (15 persons) (4)(5)(6)(7)(8)(9)	1,885,223	4.6%

*	Less than one percent.

(1)	The ownership for FMR Corp. on behalf of itself and its wholly owned subsidiaries and its affiliates, Fidelity Management & Research Company, Fidelity OTC Portfolio, Fidelity Management Trust Company, Geode Capital Management, LLC, Edward C. Johnson 3d and Abigail P. Johnson, is based on information, as of January 31, 2003, contained in the Schedule 13G filed February 10, 2003 with the Securities and Exchange Commission. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the funds, each has sole dispositive power with respect to 3,935,263 shares owned by the funds; the sole voting power with respect to these shares resides with the Board of Trustees of the funds. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 86,890 shares and sole power to vote or to direct the voting of 86,890 shares owned by institutional accounts. Geode Capital Management, LLC is the beneficial owner of 8,040 shares. Abigail P. Johnson has sole voting power and sole dispositive power over 39 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02019.

(2)	The ownership for U.S. Trust Corporation and its affiliates on behalf of the Employee Stock Ownership Plan component of the LifePoint Hospitals, Inc. Retirement Plan (the “Retirement Plan”) is based on information, as of December 31, 2002, contained in the Schedule 13G filed on February 12, 2003 with the Securities and Exchange Commission. U.S. Trust Corporation has shared voting power and shared dispositive power with respect to 2,719,475 shares. The address of the Retirement Plan is c/o U.S. Trust Corporation, 114 W 47th Street, New York, New York 10036.

(3)	The ownership given for American Express Financial Corporation, on behalf of itself and its wholly owned subsidiaries, IDS Life Insurance Company and American Express Asset Management Group, Inc. is based on information, as of December 31, 2002, contained in the Schedule 13G filed on February 13, 2003 with the Securities and Exchange Commission. American Express Financial Corporation has

shared voting power with respect to 1,329,230 shares and shared dispositive power with respect to 2,118,138 shares. The address of American Express Financial Corporation is 200 AXP Financial Center, Minneapolis, Minnesota 55474.

(4)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days from the date hereof, are deemed outstanding. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in 60 days are as follows: Mr. Donahey, 403,860; Mr. Carpenter, 237,878; Mr. Hemphill, 178,526; Mr. Slipkovich, 172,797; Mr. Gracey, 112,414; Mr. Culotta 66,667; Ms. Koford, 56,666; Mr. Kerr, 20,733; Mr. Ezell, 18,307; Mr. Lapham, 18,307; Ms. Helfer, 18,307; Dr. Maupin, 18,307; and Mr. Evans, 10,273. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, unless otherwise noted.

(5)	The ownership given for each individual includes shares indirectly owned through the Company’s retirement plan as follows: Mr. Donahey, 1,852; Mr. Gracey, 1,288; Mr. Hemphill, 1,272; Mr. Slipkovich, 971; Mr. Carpenter, 661; Mr. Kerr, 520, Mr. Culotta 394; and Ms. Koford, 165. Share amounts are estimates based on unit accounting and based upon a December 31, 2002 value of $29.93 per share.

(6)	The ownership given includes 98 shares held by Mr. Slipkovich’s wife, as to which he disclaims beneficial ownership.

(7)	The ownership given includes options to purchase 292 shares held by Mr. Gracey’s wife, as to which he disclaims beneficial ownership.

(8)	The ownership given for each individual includes Deferred Stock Units, granted under the Company’s Outside Directors Plan, payable in shares of Common Stock as follows: Ms. Helfer, 2,820; Dr. Maupin, 1,987; Mr. Ezell, 1,081; and Mr. Evans, 1,081.

(9)	The ownership given includes 1,250 shares held by Mr. Lapham’s wife and 280 shares held by Mr. Lapham’s child, as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The information under this heading sets forth for 2000, 2001 and 2002 the compensation paid to the Company’s Chief Executive Officer and to the four executive officers of the Company who were, based on such compensation, the most highly compensated executive officers for the year ended December 31, 2002 (hereinafter, collectively referred to as the “Named Executive Officers”).

				Long-Term
		Annual Compensation (1)		Compensation

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)

Kenneth C. Donahey (2)	2002	$584,615	$540,000	125,000	$9,440
Chairman, Chief Executive Officer	2001	410,480	471,900	145,000	8,298
and President	2000	262,500	115,500	-—	9,103

Michael J. Culotta (3)	2002	$337,115	$204,000	50,000	$5,533
Senior Vice President and Chief	2001	46,250	32,771	150,000	-—
Financial Officer	2000	-—	-—	-—	—-

William F. Carpenter III (4)	2002	$334,231	$204,000	40,000	$4,460
Senior Vice President and Chief	2001	276,385	187,550	40,000	4,636
Development Officer; General	2000	233,885	103,840	-—	5,270
Counsel, Secretary and Corporate Governance Officer

Daniel S. Slipkovich (5)	2002	$334,231	$210,800	40,000	$2,783
Division President	2001	274,269	170,500	40,000	4,289
	2000	225,000	99,000	—	4,605

William M. Gracey (6)	2002	$322,308	$202,125	40,000	$7,385
Division President	2001	267,808	179,075	40,000	6,211
	2000	225,000	99,000	-—	6,550

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any Named Executive Officer.

(2)	All other compensation for 2002 includes contributions made by the Company as follows: $2,205 for group life insurance in excess of $50,000; $2,240 for long-term disability insurance; $52 for opting out of the dental plan; and $4,943 under the Company’s Retirement Plan. All other compensation for 2001 includes contributions made by the Company as follows: $2,147 for group life insurance in excess of $50,000; $2,240 for long-term disability insurance; $52 for opting out of the dental plan; and $3,859 under the Company’s Retirement Plan. All other compensation for 2000 includes contributions made by the Company as follows: $2,040 for group life insurance in excess of $50,000; $2,940 for long-term disability insurance; $52 for opting out of the dental plan; and $4,071 under the Company’s Retirement Plan.

(3)	All other compensation for 2002 includes contributions made by the Company as follows: $876 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $3,097 under the Company’s Retirement Plan. Salary for 2001 reflects amounts that Mr. Culotta received upon his employment with the Company from November 1, 2001 through December 31, 2001.

(4)	All other compensation for 2002 includes contributions made by the Company as follows: $957 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $1,943 under the Company’s Retirement Plan. All other compensation for 2001 includes contributions made by the Company as follows: $791 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $2,285 under the Company’s Retirement Plan. All other compensation for 2000 includes contributions made by the Company as follows: $791 for group life insurance in excess of $50,000; $1,841 for long-term disability insurance; and $2,638 under the Company’s Retirement Plan.

(5)	All other compensation for 2002 includes contributions made by the Company as follows: $840 for long-term disability insurance and $1,943 under the Company’s Retirement Plan. All other compensation for 2001 includes contributions made by the Company as follows: $1,164 for group life insurance in excess of $50,000; $840 for long-term disability insurance; and $2,285 under the Company’s Retirement Plan. All other compensation for 2000 includes contributions made by the Company as follows: $1,022 for group life insurance in excess of $50,000; $945 for long-term disability insurance; and $2,638 under the Company’s Retirement Plan.

(6)	All other compensation for 2002 includes contributions made by the Company as follows: $882 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $4,943 under the Company’s Retirement Plan. All other compensation for 2001 includes contributions made by the Company as follows: $792 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $3,859 under the Company’s Retirement Plan. All other compensation for 2000 includes contributions made by the Company as follows: $724 for group life insurance in excess of $50,000; $1,755 for long-term disability insurance; and $4,071 under the Company’s Retirement Plan.

Option Grants In Last Fiscal Year

     The following table sets forth information concerning the stock options granted to the Named Executive Officers for 2002:

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed
	Securities	Percent of			Annual Rates of Stock
	Underlying	Total Options	Exercise		Price Appreciation for
	Options	Granted to	of Base		Option Term (1)
	Granted	Employees in	Price	Expiration
Name	(#)(2)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Kenneth C. Donahey	125,000	13.66%	$36.51	02/25/2012	$2,870,118	$7,273,442
Michael J. Culotta	50,000	5.46	36.51	02/25/2012	1,148,047	2,909,377
William F. Carpenter III	40,000	4.37	36.51	02/25/2012	918,438	2,327,501
Daniel S. Slipkovich	40,000	4.37	36.51	02/25/2012	918,438	2,327,501
William M. Gracey	40,000	4.37	36.51	02/25/2012	918,438	2,327,501

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. The actual value, if any, that will be realized by each Named Executive Officer upon the exercise of any option, will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date that the option is exercised. There can be no assurance that amounts reflected in this table will be achieved.

(2)	Options were granted pursuant to the 1998 Long-Term Incentive Plan and become exercisable in three (3) equal installments on February 25, 2003, February 25, 2004 and February 25, 2005.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

     The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options during 2002 and unexercised options held as of the end of 2002:

			Number of Securities
			Underlying Unexercised			Value of Unexercised
			Options at Fiscal			In-the-Money Options
	Shares		Year-End (#)			at Fiscal Year-End ($) (1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Kenneth C. Donahey	6,252	$209,487	347,194		336,544	$5,735,065	$2,231,530
Michael J. Culotta	—	—	50,000		150,000	—	—
William F. Carpenter III	—	—	211,212		171,544	3,818,490	2,040,330
Daniel S. Slipkovich	1,042	35,929	146,131		102,105	2,551,323	1,039,285
William M. Gracey	61,311	1,345,393	85,748	(2)	120,105	1,396,321	1,039,285

(1)	The closing price for the Common Stock, as reported by the Nasdaq National Market, on December 31, 2002 was $29.93. Value of in-the-money options is calculated on the basis of the difference between the exercise price of each such option and $29.93, multiplied by the number of shares of Common Stock underlying each such option.

(2)	Includes options to purchase 292 shares owned by Mr. Gracey’s wife, as to which Mr. Gracey disclaims beneficial ownership.

Equity Compensation Plan Information

     The following table provides aggregate information as of December 31, 2002 with respect to shares of the Company’s Common Stock that may be issued under our existing equity compensation plans, including the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the “Incentive Plan”), the LifePoint Hospitals, Inc. Management Stock Purchase Plan (the “Management Stock Purchase Plan”), the Outside Directors Plan and the Employee Stock Purchase Plan. The table does not reflect the proposed amendment to the Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder from 100,000 to 300,000, which is being submitted for stockholder approval at the Annual Meeting.

Number Of
	Securities To Be			Number Of Securities
	Issued Upon		Weighted-Average	Remaining Available For
	Exercise Of		Exercise Price Of	Future Issuance Under
	Outstanding		Outstanding	Equity Compensation Plans
	Options, Warrants		Options, Warrants	(Excluding Securities
Plan Category	And Rights		And Rights	Reflected In Column (a))

	(a)		(b)	(c)

Equity Compensation Plans Approved By Security Holders	4,024,256	(1)	$23.81 (2)	3,579,025 (3)

Equity Compensation Plans Not Approved By Security Holders	None		None	None

Total	4,024,256		$23.81	3,579,025

(1)	Includes the following:

• 3,920,214 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Incentive Plan;

• 96,166 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Outside Directors Plan; and

• 7,876 shares of Common Stock to be issued upon the vesting of deferred stock units outstanding under the Outside Directors Plan.

(2)	Upon vesting, deferred stock units are settled for shares of Common Stock on a one-for-one basis. Accordingly, the deferred stock units have been excluded for purposes of computing the weighted-average exercise price.

(3)	Includes the following:

• 3,287,921 shares of Common Stock available for issuance under the Incentive Plan;

• 161,700 shares of Common Stock available for issuance under the Management Stock Purchase Plan;

• 69,294 shares of Common Stock available for issuance under the Outside Directors Plan; and

• 60,110 shares of Common Stock available for issuance under the Employee Stock Purchase Plan.

Employment Agreement, Termination Arrangements and Change in Control Severance Plan

     Employment Agreement of Kenneth C. Donahey

     The Company entered into an employment agreement with Kenneth C. Donahey, the Company’s Chairman of the Board of Directors and Chief Executive Officer, effective as of June 25, 2001. The employment agreement provides for a term of employment of three years with automatic one-year renewals absent notice of non-extension. Mr. Donahey received an annual base salary of $600,000 pursuant to this agreement, effective March 3, 2002, which amount is subject to review at least annually, and he has an opportunity to earn an annual bonus equal to not more than 100% of his base salary, based on annual targets.

     If Mr. Donahey’s employment is involuntarily terminated without “cause” or if he resigns with “good reason,” each as defined in the employment agreement, Mr. Donahey will receive his earned but unpaid base salary, any earned but unpaid bonus for the calendar year that ended prior to termination, his benefit rights, payments for certain other accrued amounts and the costs of continued insurance coverage, continued monthly payments of his base salary from the date of termination until the second anniversary of such termination, and 75% of his base salary for each calendar year in which such termination occurs and for two years thereafter. Mr. Donahey is also entitled to certain payments if his employment is terminated for death or disability. Mr. Donahey is indemnified against excise taxes that may be imposed on change in control payments under Section 4999 of the Internal Revenue Code.

     Certain Termination Arrangements

     In July 1999, the Company established a severance policy for all of its full-time corporate employees, including the Named Executive Officers. The policy provides that if an employee is involuntarily terminated, except in certain specified circumstances, the employee is entitled to receive severance payments of up to one year’s base compensation. The amount of the payments is based on the employee’s compensation at the time of termination and the number of completed years of continuous employment.

     Change in Control Severance Plan

     Effective June 1, 2002, the Company adopted a change in control severance plan for certain corporate employees including the Named Executive Officers. The plan provides benefits to eligible corporate employees of the Company whose positions are eliminated or adversely affected following a change in control of the Company. These benefits include a severance payment of either 150% of annual compensation or 300% of annual compensation, based upon the participant’s position with the Company. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under section 4999 of the Internal Revenue Code. Benefits under this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors during 2002 consisted of Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell and Lapham. Mr. Shell was added as a member of the Compensation Committee in December 2002. None of the members of the Compensation Committee have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company.

Executive Officers of the Company

     The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position with LifePoint

Kenneth C. Donahey	52	Chairman, Chief Executive Officer and President
Michael J. Culotta	48	Senior Vice President and Chief Financial Officer
William F. Carpenter III	48	Senior Vice President and Chief Development Officer; General Counsel, Secretary and Corporate Governance Officer
Daniel S. Slipkovich	45	Division President
William M. Gracey	49	Division President
Joné Law Koford	46	Division President
Neil D. Hemphill	49	Senior Vice President, Human Resources and Administration
Todd J. Kerr	40	Senior Vice President, Audit and Compliance
Gary D. Willis	38	Vice President and Controller

     The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:

     Michael J. Culotta. Mr. Culotta has been Senior Vice President and Chief Financial Officer of the Company since November 1, 2001. Prior to joining the Company, Mr. Culotta served as a partner and healthcare area industry leader for the southeast area at Ernst & Young LLP. Mr. Culotta was affiliated with Ernst & Young LLP for over 24 years.

     William F. Carpenter III. Mr. Carpenter has been Senior Vice President, General Counsel and Secretary of the Company since May 11, 1999. Mr. Carpenter also serves as the Company’s Chief Development Officer and the Company’s Corporate Governance Officer. From November 23, 1998 until May 11, 1999, Mr. Carpenter served as General Counsel of the America Group of HCA. Mr. Carpenter served as a member of the law firm of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, through December 31, 1998.

     Daniel S. Slipkovich. Mr. Slipkovich has been a Division President of the Company since May 11, 1999. From October 1998 until May 11, 1999, Mr. Slipkovich served as a Division President of the America Group of HCA. Mr. Slipkovich served as Chief Financial Officer of the America Group of HCA from January 1998 to October 1998 and, prior to that time, in various financial positions with HCA and its predecessor.

     William M. Gracey. Mr. Gracey has been a Division President of the Company since May 11, 1999. From July 1998 until May 11, 1999, Mr. Gracey served as a Division President of the America Group of HCA. Mr. Gracey served as President of Operations Support for the Atlantic Group of HCA from January 1998 through June 1998, and, prior to that time, in various operations positions with HCA.

     Joné Law Koford. Ms. Koford has been a Division President of the Company since September 1, 2001. From May 1, 2001 until August 31, 2001, Ms. Koford served as Vice President of Development. Ms. Koford was Vice President in charge of contracting, professional services, marketing and sales at Altius Health Plans, a health maintenance organization, from October 1999 until January 2001. From October 1998 until August 2001, Ms. Koford was the Chairperson of Strategic Health Initiatives, a healthcare consulting company, and served as its Chief Executive Officer from October 1998 until October 1999. Ms. Koford also served as Interim Chief Executive Officer at Castleview Hospital from June 1998 until October 1999. Prior to that time, Ms. Koford was Regional Vice President of Arcon Healthcare, Inc., an operator of rural healthcare facilities.

     Neil D. Hemphill. Mr. Hemphill has been Senior Vice President, Human Resources and Administration of the Company since May 11, 1999. From September 1, 1998 until May 11, 1999, Mr. Hemphill served as Senior Vice President of Administration and Human Resources of the America Group of HCA. Prior to that time, Mr. Hemphill served in various human resources positions with HCA and its predecessor.

     Todd J. Kerr. Mr. Kerr has been Senior Vice President, Audit and Compliance of the Company since March 4, 2001. From May 11, 1999 until March 4, 2001, Mr. Kerr served as Vice President of Audit and Compliance of LifePoint. Mr. Kerr served as Director of Compliance for HCA from April 1998 until May 1999. Prior to that time, Mr. Kerr served in an internal audit position at BlueCross BlueShield of Tennessee.

     Gary D. Willis. Mr. Willis has served as Vice President and Controller of the Company since December 30, 2002. From April 2002 to December 2002, Mr. Willis served as Chief Accounting Officer of Central Parking Corporation, a company that owns, leases and manages parking facilities. From 1995 to April 2002, Mr. Willis held various positions, including Chief Accounting Officer, of Gaylord Entertainment Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation for the Company’s executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. Pursuant to certain rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by the Compensation Committee.

     On February 24, 2003, the Compensation Committee adopted, and the Board of Directors approved, an amendment to the Charter of the Compensation Committee. The full text of the Charter, as amended, is attached as Appendix B.

Compensation Philosophy and Policies of Executive Officers

     This report is submitted by the Compensation Committee pursuant to the rules adopted by the Securities and Exchange Commission that require disclosure with respect to compensation policies applicable to the Company’s executive officers (including the Named Executive Officers), and with respect to the basis for the compensation of Kenneth C. Donahey as the Company’s Chief Executive Officer for 2002.

     The Compensation Committee’s general philosophy is that executive officer compensation should:

•	Promote stockholder value by linking compensation with an appropriate balance of near- and long-term objectives and strategies;

•	Be competitive within the Company’s industry and community; and

•	Attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company’s success.

     Consistent with these objectives, the Company adopted its current executive compensation programs. During 2002, the Compensation Committee retained an executive compensation consultant, consistent with its annual practice since the formation of the Company, to prepare a report that included a comprehensive analysis of total compensation and its individual components relative to competitive market data for certain of the Company’s executive officer positions. In 2002, the Board also retained another consultant to review the work of the first consultant. The Compensation Committee considered these reports when making its compensation decisions regarding officers covered by the analysis.

Annual Compensation

     The Company’s executive compensation program consists of three basic elements: base salary, near-term incentives in the form of annual cash bonuses and long-term incentives pursuant to the Incentive Plan.

     Base Salaries. The base salaries of the Named Executive Officers are listed in the Summary Compensation Table found under “Executive Compensation” in this Proxy Statement. These salaries and the salaries of the other executive officers are evaluated annually. The Company believes that base salary ranges should reflect the competitive employment market for comparable positions in comparable organizations. Individual base salary levels are established based on these guidelines, considering any unique roles and responsibilities and/or the performance of the individual.

     Annual Incentives. Annual cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial and qualitative objectives consistent with the Company’s overall business strategies. These bonus opportunities were structured as potential cash awards under the Company’s Annual Cash Bonus Plan. Target award opportunities for the executive officers of the Company under the plan for 2002 range from 50% to 75% of their respective base salary levels. Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual performance. For 2002, actual awards for executive officers ranged from 50% to 90%.

     Long-Term Incentives. The Company believes that the interests of executives should be aligned with the interests of stockholders through the use of equity-based compensation. Accordingly, the Company has made periodic grants of non-qualified stock options to key executives in order to align compensation opportunities with the creation of stockholder value. In 2002, the Compensation Committee approved the grant of options to purchase Common Stock exercisable at $36.51 per share, the fair market value of Common Stock on the date of grant, to each of the following Named Executive Officers: 125,000 shares to Kenneth C. Donahey; 50,000 shares to Michael J. Culotta; 40,000 shares to William F. Carpenter III; 40,000 shares to William M. Gracey; and 40,000 shares to Daniel S. Slipkovich.

Chief Executive Officer Compensation in 2002

     The compensation program for the Chief Executive Officer falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee and approved by the Board of Directors.

     As Chairman and Chief Executive Officer of the Company, Mr. Donahey’s base salary for 2002 was set at $600,000, effective March 3, 2002. In addition, Mr. Donahey received a grant of options to purchase 125,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant and a bonus payment of $540,000. Details of the option grant can be found under “Executive Compensation – Option Grants in Last Fiscal Year.”

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to a Named Executive Officer. However, compensation that is paid under a “performance-based” plan, as defined in Section 162(m), is fully deductible without regard to the general Section 162(m) limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Compensation Committee has been made aware of the impact of Section 162(m) and its limitation on deductibility in determining and administering our compensation policies and plans.

     The Company has taken action to conform certain compensation plans so that they may qualify for an exception to the limitations of Section 162(m) and that payments thereunder will be fully deductible by the Company. However, the Company maintains certain other executive incentive compensation arrangements that may not qualify for an exception to the Section 162(m) limitation. Some payments being made under these arrangements may not be deducted by the Company to the extent that the total compensation paid in a year to a Named Executive Officer exceeds $1 million. When these executive incentives were adopted, none provided for compensation that would cause payments to exceed the $1 million limit. The Company, having engaged compensation consulting firms for this purpose, intends to conform certain of its incentive compensation arrangements with the “performance-based” exception to Section 162(m) and contemplates taking appropriate actions as advised by legal counsel so that this objective is achieved as soon as practicable.

COMPENSATION COMMITTEE

DeWitt Ezell, Jr., Chairman Richard H. Evans Ricki Tigert Helfer William V. Lapham John E. Maupin, Jr., D.D.S. Owen G. Shell, Jr.*

* A member since December 17, 2002

Dated: April 4, 2003

AUDIT AND COMPLIANCE COMMITTEE REPORT

     The Audit and Compliance Committee of the Board of Directors of the Company consists entirely of directors who meet the Nasdaq National Market’s independence and experience requirements. The Board has determined that William V. Lapham, Chairman of the Audit and Compliance Committee, is an “audit committee financial expert,” as defined by rules adopted by the Securities and Exchange Commission. On February 24, 2003, the Audit and Compliance Committee adopted, and the Board of Directors has approved, amendments to the Audit and Compliance Committee Charter outlining the practices followed by the Audit and Compliance Committee. The Amendments were primarily designed to implement and document best practices under the Sarbanes-Oxley Act of 2002 and the current and proposed Nasdaq listing standards. The Audit and Compliance Committee reviews and reassesses the adequacy of the Charter on an annual basis. The full text of the Charter, as amended, is attached as Appendix C.

     In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting, and of the Company’s independent auditors, who express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles in their report.

     The Audit and Compliance Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as the Company’s independent auditors for 2002. This recommendation was subsequently approved by the Board of Directors and was ratified by the Company’s stockholders at the Annual Meeting held May 14, 2002. The Audit and Compliance Committee now has the responsibility to engage the independent auditors for the Company.

     During 2002, at each of its meetings, the Audit and Compliance Committee met with the senior members of the Company’s financial management team, the Senior Vice President, Audit and Compliance, the Company’s General Counsel and representatives of the Company’s independent auditor. The Audit and Compliance Committee had three separate, private sessions with the Company’s Senior Vice President, Audit and Compliance. The Audit and Compliance Committee also had three private meetings with representatives of the Company’s independent auditor. At these private meetings, candid discussions of financial management, accounting and internal control issues took place. In addition, the Audit and Compliance Committee took the following actions:

• Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2002, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Regarding management’s accounting judgments, members of the Audit and Compliance Committee asked for management’s representations that the audited financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and that the statements fairly present the Company’s financial condition and results of operations and have expressed to both management and auditors their general preference for conservative policies.

• Discussed with Ernst & Young LLP their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed under Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit.

• Received the written disclosures and the letter from Ernst & Young LLP regarding the independence of Ernst & Young LLP as required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with Ernst & Young LLP its independence from the Company and its management.

• When evaluating the independence of Ernst & Young LLP, the Audit and Compliance Committee considered carefully, among other things, the former relationship between Ernst & Young LLP and each of Michael J. Culotta, the Company’s Senior Vice President and Chief Financial Officer, and William V. Lapham, the Chairman of the Audit and Compliance Committee and a director of the Company. After significant and detailed discussion regarding these and other factors, including steps taken to preserve the ongoing independence of Ernst & Young LLP, and based upon the Audit and Compliance Committee’s understanding of the relevant facts and circumstances, the Audit and Compliance Committee concluded that Ernst & Young LLP is qualified to serve as the Company’s independent auditors.

• Considered the competence, quality of controls, and the national reputation of Ernst & Young LLP in addition to the competence of the individual auditors performing the Company’s audit on behalf of Ernst & Young LLP.

• Approved specific tax services and non-audit services to be provided by Ernst & Young LLP.

     In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Audit & Compliance Committee has recommended to the Board of Directors, and the Board of Directors has determined, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     The Audit and Compliance Committee also oversees the Company’s internal compliance efforts and is responsible for the review of matters related to the Company’s compliance program, its Corporate Integrity Agreement and compliance with federal healthcare program requirements.

     In performing its compliance-related functions during 2002, the Audit and Compliance Committee, among other things, met privately with the Company’s Senior Vice President, Audit and Compliance, reviewed and assessed the efforts of management to monitor the Company’s compliance with the Corporate Integrity Agreement and other requirements, met with the Company’s Senior Vice President and General Counsel to discuss legal and compliance matters and requested and reviewed management reports regarding the Company’s compliance with the Corporate Integrity Agreement and other requirements.

AUDIT AND COMPLIANCE COMMITTEE

William V. Lapham, Chairman Richard H. Evans DeWitt Ezell, Jr. Ricki Tigert Helfer John E. Maupin, Jr., D.D.S. Owen G. Shell, Jr.*

* A member since December 17, 2002

Dated: April 4, 2003

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

     Since its formation, the Company has been committed to building long-term stockholder value. The Company believes that sound corporate governance practices contribute to stockholder value. The Company’s independent directors have been, and continue to be, interested in establishing and maintaining a culture of proper governance. Each of the committees of the Company’s Board of Directors, for example, is composed exclusively of independent directors. Directors have also been compensated with equity securities to align their interests with those of the Company’s stockholders.

     The Company’s Corporate Governance and Nominating Committee is charged with identifying persons qualified to become members of the Board and recommending to the Board proposed nominees for Board membership; recommending to the Board the directors to serve on each standing committee of the Board; ensuring that succession planning takes place for the position of Chief Executive Officer and other senior management positions; leading the Board in its annual review of the Board’s performance; developing, recommending to the Board and implementing a set of corporate governance standards which shall set forth the key practices of the Corporate Governance and Nominating Committee and of the Board; and identifying a person qualified to be the Company’s Corporate Governance Officer and recommending to the Board the election of such person as an officer of the Company.

     On February 24, 2003, the Corporate Governance and Nominating Committee adopted, and the Board of Directors approved, the Charter for the Corporate Governance and Nominating Committee. The full text of the Charter is attached as Appendix D. In addition, the Corporate Governance and Nominating Committee recommended, and the Board appointed, William F. Carpenter III, the Company’s General Counsel, to serve as the Company’s Corporate Governance Officer.

     Pursuant to the authority granted in its Charter, the Corporate Governance and Nominating Committee plans to monitor the best practices of corporate governance that develop in the industry. The Company anticipates that the appropriate best practices, together with the strong standards already established by the Company, will be formally adopted by the Corporate Governance and Nominating Committee as the Company’s corporate governance standards. Once adopted, the Committee will direct that these standards be published on the Company’s website in order to make this information available to the public. The Corporate Governance and Nominating Committee expects to review these standards regularly in an effort to be a leader in the area of corporate governance.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

DeWitt Ezell, Jr., Chairman Richard H. Evans Ricki Tigert Helfer William V. Lapham John E. Maupin, Jr., D.D.S. Owen G. Shell, Jr.*

* A member since December 17, 2002

Dated: April 4. 2003

COMPARATIVE PERFORMANCE

     The following graph compares the percentage change of cumulative total stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (U.S.) Index (the “Broad Index”) and (b) the performance of an industry index, the S & P Health Care Facilities (Hospital Management) Index (the “Industry Index”). The graph begins on May 11, 1999, the date on which the Common Stock first began trading on the Nasdaq National Market, and the comparison assumes the investment of $100 on such date in each of the Company’s Common Stock, the Broad Index and the Industry Index and assumes the reinvestment of all dividends, if any. The table following the graph presents the corresponding data for May 11, 1999 and each subsequent fiscal year end.

COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*

AMONG LIFEPOINT HOSPITALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P HEALTH CARE FACILITIES INDEX

     * $100 invested on 5/11/99 in stock or on 4/30/99 in index including reinvestment of dividends.

     Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
     www.researchdatagroup.com/S&P.htm

	5/11/99	12/31/99	12/31/00	12/31/01	12/31/02

LifePoint Hospitals, Inc.	100	95	401	272	239
Nasdaq Stock Market (US)	100	160	97	77	53
S&P Health Care Facilities	100	86	143	146	105

THE STOCK PRICE PERFORMANCE GRAPH AND FISCAL YEAR END SUMMARY ARE PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

CERTAIN TRANSACTIONS

Indebtedness of Management

     During 1999, the Company made loans to certain executive officers in connection with such officers’ initial purchases of Common Stock under the Company’s Executive Stock Purchase Plan as follows: Messrs. Donahey – $1,488,567; Carpenter – $1,488,567; Hemphill – $695,290; Gracey – $744,284 and Slipkovich – $744,284. The loans had interest rates ranging from 5.15% to 5.30%. As of December 31, 2002, these amounts were repaid in full.

Transactions with Management and Others

     In connection with her promotion to Division President, and the Company’s requirement that she relocate from Utah to Tennessee, the Company purchased a house owned by Joné Koford and her husband for $647,744 in the second quarter of 2002 and subsequently sold it for $550,000 in the fourth quarter of 2002. The consideration paid by the Company was based on an appraisal made by an independent real estate appraisal firm.

GENERAL INFORMATION

Other Matters

     At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

Incorporation by Reference

     To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Audit and Compliance Committee Report” and “Corporate Governance Report” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Comparative Performance,” as well as the appendices to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of copies of such reports filed with the Securities and Exchange Commission and on written representations from reporting persons, the Company notes that a report on Form 4 relating to the exercise of 4,900 Non-Qualified Stock Options and the subsequent sale of 4,900 shares of Common Stock by Todd J. Kerr on June 13, 2002 was inadvertently not filed in a timely manner.

Policy on Reporting of Concerns Regarding Accounting Matters

     The Audit and Compliance Committee has recently adopted a policy on the reporting of concerns regarding accounting or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s people, including with respect to the Company’s accounting, internal accounting controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern via a compliance hotline, (877) 508-5433, the Company’s designated external contact for these purposes. Such complaints will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chairman of the Audit and Compliance Committee.

Stockholder Nominations and Proposals

     The Company’s by-laws provide that nominations of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) and proposals of business to be transacted by the stockholders (other than proposals submitted by or at the direction of the Board of Directors) at an Annual Meeting of stockholders may be made by any stockholder of record who is entitled to vote and who provides proper notice. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders. If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by the Company’s by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

     Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder’s notice required by the Company’s by-laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     If a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the next Annual Meeting of stockholders, the proposal must comply with the Securities and Exchange Commission’s proxy rules, be stated in writing and be received by the Company on or before the close of business on December 16, 2003. Any proposals should be mailed to the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Secretary.

Important Notice Regarding Delivery of Stockholder Documents

     In December 2000, the Securities and Exchange Commission adopted rules permitting companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements sent to two or more stockholders residing at the same address by delivering a single annual report and proxy statement to that address. This practice, known as “householding,” is designed to reduce a company’s printing and postage costs.

     This year, a number of brokers with account holders who are stockholders of the Company will be householding the Company’s proxy materials. Only one copy of this Proxy Statement and the Company’s 2002 Annual Report to Stockholders is being delivered to multiple stockholders sharing the same address unless their broker or the Company has received contrary instructions from one or more of the stockholders. After a stockholder receives a notice from his or her broker that householding will be used for delivery of communications to such address, householding will continue until further notification or until the stockholder’s consent is revoked. However, if any stockholder residing at such an address wishes to receive a separate annual report and proxy statement in the future, you should notify your broker or contact the Company by directing requests to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, (615) 372-8500, Attention: Investor Relations. Upon receiving such a written or oral request, the Company undertakes to deliver promptly the requested materials. Any stockholder who currently receives multiple copies of this Proxy Statement and the Company’s 2002 Annual Report to Stockholders at such an address may request householding in the future by contacting your broker.

By Order of the Board of Directors,

William F. Carpenter III Secretary

Brentwood, Tennessee
Dated: April 15, 2003

Schedule of Appendices

Appendix	Document

Appendix A	First Amendment to the Employee Stock Purchase Plan
Appendix B	Charter of the Compensation Committee
Appendix C	Charter of the Audit and Compliance Committee
Appendix D	Charter of the Corporate Governance and Nominating Committee

Appendix A

FIRST AMENDMENT TO THE
LIFEPOINT HOSPITALS, INC.
EMPLOYEE STOCK PURCHASE PLAN

     THIS AMENDMENT is made to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the “Plan”) by LifePoint Hospitals, Inc. (the “Company”) on this 21st day of May, 2003.

RECITALS:

     WHEREAS, the Company established the Plan, effective January 1, 2002, as an employee stock purchase plan, within the meaning of section 423 of the Internal Revenue Code;

     WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company stock that are available for purchase thereunder by 200,000 shares; and

     WHEREAS, the stockholders of the Company have approved this amendment to the Plan in the manner required by section 423 of the Internal Revenue Code;

     NOW, THEREFORE, the Plan is hereby amended by restating Section 4.2 of the Plan as follows, effective on May 21, 2003, the date of the annual meeting of stockholders in which this amendment is approved:

4.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 300,000, subject to increases and adjustments as provided in Article 6.

     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.

LIFEPOINT HOSPITALS, INC.

By:

Its:

A-1

Appendix B

CHARTER OF THE
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
LIFEPOINT HOSPITALS, INC.

I. FUNCTION

The Compensation Committee of the Board of Directors of LifePoint Hospitals, Inc. (the “Corporation”) is charged with reviewing the compensation policies and practices of the Corporation and its subsidiaries, and to the extent it deems desirable or the Board of Directors shall direct, the compensation of officers of the Corporation and its subsidiaries, and making periodic reports and recommendations to the Board of Directors with respect thereto, all for the purpose of assisting the Board in fulfilling its statutory and fiduciary obligations.

II. ORGANIZATION

A.	The Compensation Committee shall consist of no fewer than three members, with the exact number to be determined by the Board of Directors. The members of the Committee shall be elected by the Board to serve until the Company’s next annual meeting or until their successors are duly elected and qualified. Unless a Chair of the Committee is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Each member of the Compensation Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”).

B.	The Compensation Committee shall meet at such times and upon such notice as it may determine.

C.	A majority of the members shall constitute a quorum for the transaction of business.

III. RESPONSIBILITY AND AUTHORITY

A.	The Compensation Committee shall review the compensation policies and practices of the Corporation and its subsidiaries, and shall make recommendations to the Board with respect thereto.

B.	The Compensation Committee shall review the compensation of the executive officers of the Corporation and its subsidiaries, in each case including all recommended adjustments to incentive compensation, fringe benefit and retirement plans and other benefits, and shall make recommendations to the Board with respect thereto.

C.	The Compensation Committee shall annually prepare for inclusion in the annual proxy statement of the Corporation a report of the Compensation Committee to stockholders as required by the Securities and Exchange Commission.

D.	The Compensation Committee shall make recommendations to the Board of Directors with respect to those payments under the Corporation’s Annual Incentive Plan as to which Board approval is required, except insofar as the Board of Directors

B-1

determines to approve or disapprove any such payments without receiving the Compensation Committee’s recommendation.

E.	The Compensation Committee shall be responsible for the administration of the Corporation’s 1998 Long-Term Incentive Plan, Outside Director’s Stock and Incentive Compensation Plan, Executive Stock Purchase Plan, Management Stock Purchase Plan and Employee Stock Purchase Plan, and any successors thereto. The Committee should, to the extent required by Nasdaq, ensure that the Corporation seeks stockholder approval for the adoption of new stock option plans and for any material modification proposed to any stock option plan.

F.	The Compensation Committee shall have, as an important objective, the responsibility of ensuring that the compensation and general human resource programs and practices of the Corporation and its subsidiaries are competitive and are effectively designed to attract, retain and motivate highly qualified personnel.

G.	The Compensation Committee may retain or employ professional firms and/or experts to assist in the discharge of its duties.

H.	The Compensation Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

I.	The Compensation Committee shall make recommendations to the Corporate Governance and Nominating Committee of the Board of Directors with respect to compensation paid by the Corporation to any director.

Adopted: May 11, 1999 Amended: February 24, 2003

B-2

Appendix C

CHARTER
OF THE
AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF
LIFEPOINT HOSPITALS, INC.

ARTICLE I. PURPOSE

     The primary function of the Audit and Compliance Committee (the “Committee”) is to monitor the audit, financial reporting and compliance processes of LifePoint Hospitals, Inc. (the “Company”) and to assist the Board of Directors (the “Board”) of the Company in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s and its subsidiaries’ systems of internal controls regarding finance, accounting, legal and corporate compliance; the Company’s compliance with appropriate policies and ethical standards; the Company’s compliance with the Corporate Integrity Agreement; and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s finance, accounting, legal and corporate policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system regarding finance, accounting, legal and corporate compliance, and from time to time report on these matters to the Board;

•	Select and appoint on behalf of the Company, oversee the work of and fix the compensation of a firm of independent auditors whose duties it shall be to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed, and who shall report directly to the Committee;

•	Review and appraise the independence and performance of, and the services provided and fees charged by, the Company’s independent auditors including a review of, and the pre-approval of, any audit services and, where appropriate, any non-audit services proposed to be performed by the Company’s independent auditors, and from time to time report on these matters to the Board;

•	Serve as an independent and objective party to monitor the Company’s compliance with the Corporate Integrity Agreement;

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, auditing or compliance matters;

•	Provide an open avenue of communication among the independent auditors, management, the internal auditing department and the Board and be responsible for and oversee resolution of disagreements between management and the independent auditors regarding financial reporting; and

•	Perform such other duties and responsibilities as may be delegated by the Board, from time to time.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article IV of this Audit and Compliance Committee Charter (“Charter”). The

Committee is empowered to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it shall have the authority to communicate directly with the independent auditors as well as any employee of the Company. The Committee shall have the authority to retain, at the Company’s expense, independent accounting, legal or other advisers or experts it deems necessary in the performance of its duties. The Committee shall determine and direct the Company to pay appropriate compensation to the independent auditors engaged by the Committee and to any independent advisers or experts retained by the Committee.

     The Committee is not responsible for preparing the financial statements, implementing or monitoring the effectiveness of internal controls or auditing the financial statements. Management of the Company has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements. The Committee’s role is to review and monitor these processes.

ARTICLE II. COMPOSITION

     Each Committee member shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Committee shall be comprised of no fewer than three directors, the exact number to be determined by the Board.

Independence Requirements

     Except as provided below, each member of the Committee must be an independent director, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At a minimum, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or another committee of the Board, accept any consulting, advisory or other compensatory fee from the Company or be an affiliated person of the Company or any subsidiary of the Company. In addition, the independence of a Committee member is determined according to the following definitions and rules of Nasdaq:

     An “Independent” director means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered Independent:

•	a director who is employed by the Company or by any parent or subsidiary of the Company within the past three years;

•	a director who accepts or who has a non-employee “Family Member” who accepts any payments from the Company or any of its affiliates during the current fiscal year or any of the past three fiscal years, other than compensation for service on the Board or any committee of the Board. “Family Member” means any person who is a relative by blood, marriage or adoption or who has the same residence;

•	a director who is a Family Member of an individual who is, or within the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

•	a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

•	a director who is employed as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such other entity, or if such relationship existed within the past three years;

•	a director who was a partner or employee of the Company’s outside auditor, and worked on the Company’s audit, within the past three years; or

•	any other director who does not qualify as “independent” as determined under Nasdaq rules.

     Notwithstanding the requirements described above, one director who (i) is not Independent as defined above, (ii) does not, other than in his or her capacity as a member of the Committee, the Board or another committee of the Board, accept any consulting, advisory or other compensatory fee from the Company, (iii) is not an affiliated person of the Company or any subsidiary of the Company, (iv) does not own or control 20% or more of the Company’s voting securities, and (v) is not a current officer or employee or a Family Member of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

Financial Literacy Requirements

     Each member of the Committee must have a working familiarity with basic finance and accounting practices. This working familiarity with basic finance and accounting practices must be determined in accordance with the following financial literacy definitions and rules of Nasdaq:

     At a minimum, each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

     The Company will certify to Nasdaq that it has, and will continue to have, at least one member of the Committee who is an “audit committee financial expert.” An “audit committee financial expert” means a person who has, through education and experience, sufficient financial expertise in accounting and auditing areas as specified in rules and regulations established or approved by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002.

Ownership of Company Securities

     No member of the Committee may own or control 20% or more of the Company’s voting securities, or such lower measurement as may be established by the SEC.

Election Procedure

     The members of the Committee shall be elected by the Board to serve until the Company’s next annual meeting or until their successors are duly elected and qualified. Unless a Chair of the Committee is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

ARTICLE III. MEETINGS

     The Committee will meet at least four times annually, and more frequently if circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Senior Vice President of Audit and Compliance and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee shall communicate with the independent auditors and management quarterly to review the Company’s financial statements and significant findings consistent with Article IV.3 below. This communication with the independent auditors may be held in conjunction with the regular meetings of the Committee or otherwise. The Committee shall, prior to the Company’s public release of its earnings, hold quarterly meetings to review the Company’s quarterly financial results and quarterly earnings releases. These meetings can be in person, by teleconference or otherwise. A majority of the members shall constitute a quorum for the transaction of business.

ARTICLE IV. RESPONSIBILITIES AND DUTIES

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Documents/Reports Preparation and Review

1.	Review and reassess the adequacy of this Charter periodically, and at least annually, as conditions dictate. If the Committee determines that the Charter needs amendment, it will submit its proposals for amendments to the Board for approval.

2.	Review, prior to the filing of the Company’s Form 10-K, the annual audited financial statements of the Company. Review and resolve any disagreements among management and the independent auditors or the internal auditing department in connection with the preparation of the annual audited financial statements. This review should also include discussion with management and the independent auditors of significant issues regarding critical accounting policies, practices and judgments.

3.	Review and discuss with management the quarterly financial results of the Company. Discuss any significant changes to the Company’s accounting principles and any matters required to be communicated to the Committee by the independent auditors as required by Statement of Auditing Standards No. 61 (“SAS 61”). Review and resolve any disagreements among management and the independent auditors or the internal auditing department in connection with the preparation of the quarterly financial statements.

4.	Annually prepare, in conjunction with the Company’s legal counsel and Chief Financial Officer, a report of the Committee to stockholders as required by the SEC. This report must be included in the Company’s annual proxy statement. At a minimum, this report must include disclosure that the Committee performed or received the following:

•	Reviewed and discussed with management the Company’s annual audited financial statements and recommended to the Board that such audited financial statements be included in the Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; and

•	Received from the independent auditors the written disclosures and the letter from the independent auditors regarding the auditor’s independence as required by Independent Standards Board Statement No. 1 (“ISB 1”), as may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence.

5.	In connection with each annual or quarterly report filed with the SEC, review and discuss with management and the independent auditors the maintenance and effectiveness of the Company’s internal controls relating to its ability to record, process, summarize and report financial data, keeping the Company’s critical accounting policies in mind. This should include a discussion of any significant deficiencies in the design or operation of internal controls and any fraud, whether or not material, that includes management or other employees who have a significant role in the Company’s internal controls. On an annual basis, the Committee shall obtain a written report from management that describes management’s own assessment of the effectiveness of such internal controls.

6.	Cooperate with management, the Board and the Company’s legal counsel to certify to Nasdaq that the Committee has adopted a written charter, that the Committee complies with Nasdaq’s structure and membership requirements, and that the Committee has performed its annual review and reassessment of the adequacy of the Charter.

Independent Auditors

7.	Select and engage on behalf of the Company, fix the compensation of, and report to the Board annually as to the selection of the Company’s independent auditors, who are ultimately accountable to the Committee. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, dismiss and replace the independent auditors.

8.	Consider the independence and effectiveness of the independent auditors, and approve the fees to be paid to the independent auditors. In connection with considering the independence of the independent auditors, the Committee shall (i) request detail on any matters that may affect the auditors’ independence as well as the role and status of any individual at the audit firm whose independence may be in question, and (ii) inquire whether the independent auditors have reasonable quality control procedures to ensure compliance by them with all independence requirements.

9.	On an annual basis, ensure the receipt of, and review and discuss with the independent auditors all significant relationships included in, the report of the independent auditors to the Committee, as required under ISB 1, that the auditors have with the Company to determine if these relationships may impair the independent auditors’ independence. In response to the report of the independent auditors to the Committee required under ISB 1, the Committee will review the independence and performance of the independent auditors.

10.	Consider whether the proposed provision of any non-audit services by the independent auditors (those services not related to the audit of the annual financial statements or the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for such year) is compatible with maintaining the auditors’ independence. If the Committee determines that such proposed non-audit services are compatible with the independent auditor’s independence, it may approve the provision of such services, subject to restrictions under applicable law or Nasdaq rules.

11.	Pre-approve all audit and non-audit services to be performed for the Company by the independent auditors. In performing this function, the Committee shall consult with management prior to the Company’s engagement of the independent auditors for such services. The Committee may delegate its authority to pre-approve audit and non-audit services to the Chair of the Committee provided that the pre-approval decisions of the Chair are subsequently presented to the Committee at the next Committee meeting.

12.	Regularly consult with the independent auditors out of the presence of management about internal controls, the completeness and accuracy of the Company’s financial statements, and other appropriate matters.

13.	Prior to the filing of the Company’s Form 10-K, discuss certain matters with the independent auditors required to be communicated by the independent auditors to the Committee in accordance with SAS 61, as well as the results of the audit.

Financial Reporting Process

14.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

15.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

16.	Consider any significant changes to the Company’s accounting principles and practices as recommended by the independent auditors, management or the internal auditing department. Review any required disclosure to the Company’s financial statements of significant changes in accounting principles and practices.

17.	Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements.

18.	Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

19.	Inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

20.	Discuss with management and the independent auditors the effect of off-balance sheet structures, if any such arrangements exist, on the Company’s financial statements.

21.	Review and discuss with management prior to release, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.

Process Improvement

22.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the audit if raised by the independent auditors, management or the internal auditing department, including any restrictions on the scope of work or access to required information.

23.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Corporate and Legal Compliance

24.	At least annually, meet with the Senior Vice President of Audit and Compliance with oversight of the Company’s ethics, compliance and corporate responsibility programs, for a report on the Company’s ethics and compliance programs, including a review of any significant issues that may affect the financial reporting process and internal control system of the Company.

25.	Review management’s monitoring of the Company’s compliance with the Company’s Corporate Integrity Agreement.

26.	Review, assess and make recommendations, if deemed necessary, regarding legal and regulatory issues that may have a material impact on the Company’s financial statements, policies, and reporting requirements.

27.	Review all reports concerning any fraud or significant regulatory noncompliance that occurs at the Company. This review should include at a minimum consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future and the impact on previously issued financial statements and reports filed with governmental authorities.

28.	Review, assess and make recommendations, if deemed necessary, regarding management’s compliance with applicable legal and regulatory requirements or findings and with the policies and decisions of the Board.

29.	Review, with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

30.	Meet separately with each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

31.	Cooperate with management, the Board and the Company’s legal counsel to ensure that the Charter is filed with the SEC at least every three years as an appendix to the Company’s proxy statement for its annual meeting of stockholders in accordance with SEC rules and regulations.

32.	Cooperate with management, the Board and the Company’s legal counsel to ensure that the Company discloses in its proxy statement for its annual meeting of stockholders whether the Committee members are “Independent” as defined in Article II of this Charter, rules and regulations of the SEC and Nasdaq listing standards, and disclose certain information regarding any director of the Committee who is not “Independent.”

33.	Review, with the Company’s legal counsel, any legal matter that could have a significant impact on the Company’s financial statements, including the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

34.	Perform any other activities consistent with this Charter, the Company’s Bylaws and Delaware General Corporation Law, as the Committee or the Board deems necessary or appropriate.

35.	Receive reports from the Senior Vice President of Audit and Compliance in charge of the Company’s internal audit department and review the internal audit plan at least annually.

36.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

37.	Annually review the Committee’s own performance. The Committee, however, shall not be required to review its own performance for any year in which the entire Board or an appropriate Board committee has conducted a review of the Committee’s performance for that year.

38.	Review financial and accounting personnel succession planning within the Company.

39.	Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. In connection with each annual or quarterly report filed with the SEC, review with management any disclosure relating to directors’ and officers’ related party transactions and potential conflicts of interest.

40.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures shall include measures to provide for the confidential and anonymous submission of concerns by Company employees regarding questionable accounting or auditing matters.

41.	Annually review the Company’s code of ethics applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and recommend to the Board, as appropriate, any proposed changes to the requirements therein.

42.	Review all related-party transactions, which shall be subject to approval by the Committee.

Adopted:	May 11, 1999
Amended:	September 24, 1999
Amended:	December 12, 2001
Amended:	February 24, 2003

Appendix D

CHARTER
OF THE
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF
LIFEPOINT HOSPITALS, INC.

Purpose

The purpose of the Committee shall be (1) to identify persons qualified to become members of the Board and to recommend to the Board proposed nominees for Board membership; (2) to recommend to the Board the directors to serve on each standing committee of the Board; (3) to ensure that succession planning takes place for the position of Chief Executive Officer and other senior management positions; (4) to lead the Board in its annual review of the Board’s performance; (5) to develop, recommend to the Board, and implement, a set of corporate governance standards, which standards shall set forth the key practices of the Committee and of the Board; and (6) to identify a person qualified to be the Company’s Corporate Governance Officer and to recommend to the Board the election of such person as an officer of the Company.

Composition

The Committee shall consist of no fewer than three members, with the exact number to be determined by the Board. The members of the Committee shall be elected by the Board to serve until the Company’s next annual meeting or until their successors are duly elected and qualified. Unless a Chair of the Committee is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Each member of the Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). A majority of the members of the Committee shall constitute a quorum.

Authority, Responsibilities and Duties

1.	The Committee shall recommend to the Board for its approval proposed nominees for Board membership. The Committee shall seek individuals qualified to become board members and shall conduct the appropriate inquiries into the backgrounds and qualifications of possible nominees. Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.

2.	The Committee shall evaluate the performance of each existing director before recommending to the Board his or her nomination for an additional term as a director.

3.	The Committee shall review periodically the structure and respective functions of the committees of the Board and shall propose any change to such structure to the Board for its approval. The Committee shall recommend to the Board for its approval directors to serve on each standing committee of the Board. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

4.	The Committee shall work with the Chief Executive Officer to ensure that a succession plan is in place for the position of Chief Executive Officer and other senior management positions. The Committee shall review the Company’s succession plan as frequently as it deems necessary or appropriate.

D-1

5.	The Committee shall develop and recommend to the Board for its approval an annual evaluation process, which should include self evaluations completed by each member and committee of the Board. The Committee shall, on an annual basis before the selection of nominees to be considered for election to the board, solicit and receive comments from all directors and report annually to the Board with an assessment of the performance of the Board, its members and its standing committees.

6.	The Committee shall establish and periodically review and reassess the adequacy of the Corporate Governance Standards of the Company and this Charter, and shall recommend any proposed changes to the Board for approval. The Committee shall establish policies to ensure compliance with applicable Nasdaq requirements with respect to continuing education for directors.

7.	The Committee shall identify a person qualified to be the Company’s Corporate Governance Officer and shall recommend to the Board the election of such person as an officer of the Company. The Committee shall periodically develop and recommend to the Board for its approval the authority, responsibilities and duties of the Corporate Governance Officer. The Corporate Governance Officer may serve in one or more other offices of the Company.

8.	The Committee shall, after soliciting input from the Compensation Committee of the Board, recommend and review all matters pertaining to fees and retainers paid to directors by the Company, including those for Board and Committee service.

Additional Authority, Responsibilities and Duties

The Committee shall also have the authority (1) to retain one or more search firms to assist in identifying persons that may be director candidates; (2) to retain outside legal counsel and any other advisors as it may deem in connection with the performance of its duties; (3) to determine and direct the Company to pay appropriate compensation to any such search firm, outside legal counsel or other advisor; and (4) to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate. The Committee shall make periodic reports to the Board.

Adopted: February 24, 2003

D-2

LIFEPOINT HOSPITALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2003

     The undersigned hereby authorizes and appoints Michael J. Culotta and William F. Carpenter III, or either of them, with power of substitution, as proxies to vote all shares of common stock of LifePoint Hospitals, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Nashville City Center, 511 Union Street, 27th Floor, Nashville, Tennessee 37219, at 10:00 a.m. local time on May 21, 2003, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Annual Meeting:

1.	☐	FOR the election of all nominees listed as Class I directors of the Company: Ricki Tigert Helfer; John E. Maupin, Jr., D.D.S. and Owen G. Shell, Jr. (except as marked to the contrary below).

	☐	WITHHOLD AUTHORITY to vote for all nominees listed: Ricki Tigert Helfer; John E. Maupin, Jr., D.D.S. and Owen G. Shell, Jr.

INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below:

2.     Approval of the Amendment to the Company’s Employee Stock Purchase Plan.

☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

3.     Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2003.

☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

     In their discretion, the proxies named above may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     This Proxy is solicited on behalf of the Company’s Board of Directors.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted (i) FOR the election of all nominees as Class I directors of the Company, (ii) FOR the approval of the Amendment to the Company’s Employee Stock Purchase Plan, and (iii) FOR ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2003.

Dated: , 2003

Signature of stockholder

Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.